UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 18, 2024 (March 15, 2024)

DRAFTKINGS INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41379	87-2764212
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Berkeley Street, 5th Floor

Boston, MA 02116

(Address of principal executive offices, including zip code)

(617) 986-6744

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	DKNG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Transition of Chief Financial Officer

On March 15, 2024, the Chief Executive Officer of DraftKings Inc. (“DraftKings” or the “Company”), Jason Robins, asked Jason Park, and Mr. Park agreed, to transition from Mr. Park’s current role as the Company’s Chief Financial Officer to the role of the Company’s Chief Transformation Officer, effective May 1, 2024 (the “Effective Date”). The transition was not a result of any disagreement on any matter relating to DraftKings’ accounting practices, operations or policies. In connection with the transition of his role, Mr. Park’s current CFO executive employment agreement will terminate on the Effective Date.

Appointment of Chief Financial Officer

In connection with Mr. Park’s transition, the board of directors of the Company (the “Board”) appointed Alan Ellingson, the Company’s Senior Vice President, Finance and Analytics, as the Company’s Chief Financial Officer, principal financial officer and principal accounting officer, effective as of May 1, 2024. Mr. Ellingson, age 44, joined the Company in 2020 as Vice President of Financial Planning and Analysis and worked to build out the Company’s forecasting and performance management capabilities. In this capacity, he expanded his responsibilities within the Company and now directs the Company’s financial planning and treasury departments, as well as the analytics teams across the Company. Prior to joining the Company, Mr. Ellingson worked for Iron Mountain Inc. for nearly eight years, where he ultimately served as Vice President, Finance – Global Operations Support. Mr. Ellingson holds a M.B.A. from the University of Notre Dame’s Mendoza School of Business and a B.S. in Economics from the University of Utah.

In connection with his appointment, on March 17, 2024, Mr. Ellingson entered into an executive employment agreement with the Company (the “Ellingson Agreement”). The Ellingson Agreement provides that Mr. Ellingson’s employment as Chief Financial Officer, principal financial officer and principal accounting officer will commence on the Effective Date. Commencing on the Effective Date, Mr. Ellingson’s base salary will be $400,000, subject to annual review, and he will be eligible for an annual target bonus of 100% of his annual base salary. Under the Ellingson Agreement, Mr. Ellingson is entitled to an annual equity incentive award, which will be granted within the first three months of each fiscal year, with a minimum annual target value of $2,500,000.

Pursuant to the Ellingson Agreement, subject to and effective as of Mr. Ellingson’s appointment as the Company’s Chief Financial Officer, principal financial officer and principal accounting officer, Mr. Ellingson will be granted a number of (i) time-based restricted stock units (“RSUs”) with a grant value equal to $3,000,000 and (ii) performance-based restricted stock units (“PSUs”) with a grant value equal to $2,000,000. The RSUs will vest over a four-year period in substantially equal installments every three months following the Effective Date, and 50% of the PSUs will be eligible to vest based upon, and following, the Company’s achievement of certain 2025 performance metrics and the remaining 50% of the PSUs will be eligible to vest based upon, and following, the Company’s achievement of certain 2027 performance metrics.

Under the Ellingson Agreement, upon a termination of employment without “cause” or for “good reason” (as those terms are defined in the Ellingson Agreement) within 18 months after, or three months before, a “change in control” (as defined in the Ellingson Agreement), Mr. Ellingson will receive cash severance equal to one and a half times the sum of his salary and target bonus, payable 60 days after termination, and continued benefits for 18 months. Additionally, any unvested equity awards will vest, with performance-based awards vesting at the target level. Under the Ellingson Agreement, upon a termination of employment without cause or for good reason that is not within 18 months after, and not three months before, a change in control, Mr. Ellingson will receive cash severance equal to one times his salary, payable 60 days after termination, a pro rata bonus for the year of termination based on actual performance and continued benefits for 12 months. Additionally, any unvested equity awards will vest pro rata (with any unvested PSUs determined based on actual performance). Upon termination due to death or disability, any unvested equity awards will vest (with any unvested PSUs determined based on actual performance), and options will be exercisable for 12 months. Severance and termination benefits payable pursuant to the Ellingson Agreement generally are subject to Mr. Ellingson’s execution and non-revocation of a release of claims and compliance with post-closing covenants including non-competition and non-solicitation covenants that continue for 12 months following a termination of employment other than, in the case of the noncompetition covenant, a termination without cause or layoff as set forth in the Massachusetts Noncompetition Agreement Act.

The foregoing description of the Ellingson Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Ellingson Agreement, a copy of which is attached hereto as Exhibit 10.1.

Mr. Ellingson does not have a direct or indirect material interest in any transaction with the Company that requires disclosure pursuant to Item 404(a) of Regulation S-K and there is no arrangement or understanding between Mr. Ellingson and any other person pursuant to which Mr. Ellingson was selected to serve as DraftKings’ Chief Financial Officer, principal financial officer and principal accounting officer. Mr. Ellingson is not related to any member of the Board or any executive officer of DraftKings.

Item 7.01 Regulation FD Disclosure

On March 18, 2024, the Company issued a press release announcing Mr. Park’s transition and Mr. Ellingson’s appointment, a copy of which is attached hereto as Exhibit 99.1. The Company undertakes no obligation to update, supplement or amend the press release attached hereto as Exhibit 99.1.

The information in this Item 7.01 and Exhibit 99.1 attached hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit Number

10.1	Executive Employment Agreement, dated as of March 17, 2024, by and between DraftKings Inc. and Alan Ellingson.

99.1	Press Release, dated as of March 18, 2024, reporting leadership transition.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRAFTKINGS INC.

Dated: March 18, 2024	By:	/s/ R. Stanton Dodge
		Name:	R. Stanton Dodge
		Title:	Chief Legal Officer and Secretary